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                                                                    EXHIBIT 99.1

[TELEBANC LOGO]                                                    PRESS RELEASE
FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE


Media Contacts:
Aileen Lopez Pugh (TeleBanc Financial Corp.)
EVP-Chief Financial Officer
(703) 247-3705
apugh@telebanc.com

Anita Sen/Karrie Kozar
Golin/Harris (for TeleBanc)
(213) 623-4200
asen@golinharris.com
kkozar@golinharris.com


          TELEBANC FINANCIAL CORPORATION MERGES WITH DIRECT FINANCIAL
            CORPORATION TO CREATE NATION'S LARGEST "BRANCHLESS" BANK

$1.5 BILLION FINANCIAL INSTITUTION NOW SERVES 40,000 ACCOUNTS NATIONWIDE VIA ELECTRONIC DISTRIBUTION

Arlington, Va.(August 10, 1998)-TeleBanc Financial Corporation (NASDAQ:TBFC), holding company for Telebank, a leading national provider of high value savings, investment and other financial products, announced today the completion of its merger with Direct Financial Corporation, Gibbsboro, N.J., the holding company for Premium Bank, a Mid-Atlantic regional direct bank. The merger forms the largest "branchless" bank in the nation, topping $1.5 billion in assets and serving more than 40,000 accounts nationwide through the Internet, telephone, facsimile and mail.

     President and CEO Mitchell H. Caplan stated, "The merger of Premium Bank with TeleBank furthers our goal of becoming the pre-eminent national provider of banking and financial service products through a direct electronic delivery platform. Because TeleBank and Premium share this 'branchless' strategy, we believe that the merger will allow us to gain economies of scale in a relatively short period of time while further enhancing the experience of our customers through the introduction of new products and services."

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     Michael D. Devlin, former CEO of Direct Financial, commented, "We've strongly supported this merger from the beginning because it is truly the rare occasion where two halves equal more than the whole. With Premium's strength in the Northeast and TeleBank's larger scale, Internet banking products and strong brand, the combined institution is well positioned to take advantage of a rapidly changing financial services environment."

     The merger consummates a definitive merger agreement signed in January 1998. As a result of the merger, TeleBank will gain approximately $300 million in deposits and more than $330 million in assets. The Gibbsboro, N.J. location will continue to serve as a deposit processing and telephone customer support center.

     TeleBanc Financial Corporation is the parent company of TeleBank and TeleBanc Capital Markets. TeleBank provides high value financial products and services to customers in all 50 states through use of alternative electronic delivery channels including the telephone, Internet, automated teller machines, facsimile and mail. TeleBanc Capital Markets is a registered investment advisor, funds manager and broker-dealer specializing in single-family residential mortgage acquisition. TeleBanc Financial Corporation and TeleBank can be accessed at www.telebankonline.com or 1-800-TELEBANK.

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Certain statements made in this press release are "forward-looking statements."
Without limiting the generality of the foregoing such information can be identified by the use of forward-looking terminology such as "anticipate," "will," "would," "expect," "intend," or "believes" or other variations thereon or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties and other factors related to the financial institution industry. Some important factors that may cause actual results that differ materially from those in any forward-looking statements include changes in interest rates; business, market, financial and legal conditions; and the ability of TeleBanc Financial Corporation or its subsidiaries to achieve the growth rates anticipated, including by gathering deposits and acquiring assets at favorable interest rate spreads. TeleBanc Financial Corporation disclaims any obligation or responsibility to update any such forward-looking statements to reflect any changes in events, conditions or circumstances or TeleBanc Financial Corporation's expectations with respect to the effect thereof on TeleBanc Financial Corporation's future operating results or financial condition.